UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 12, 2009, Zoo Entertainment, Inc. (the “Company”) entered into a letter agreement with each of Mark Seremet, the President, Chief Executive Officer and a director of the Company, and David Rosenbaum, President of Zoo Publishing, Inc., a wholly-owned subsidiary of the Company  (the “Fee Letters”), pursuant to which, in consideration for Messrs. Seremet and Rosenbaum entering into in April 2009 a guaranty with Wells Fargo, Bank, National Association for the full and prompt payment and performance by the Company and its subsidiaries of the obligations in connection with a purchase order financing (the “Guaranty” and “Loan”, respectively), the Company agreed to compensate Mr. Seremet in the amount of $10,000 per month, and Mr. Rosenbaum in the amount of $7,000 per month, for so long as the executive remains employed while the Guaranty and Loan remain in full force and effect.  If the Guaranty is not released by the end of the month following termination of employment the monthly fee shall be doubled for each month thereafter until the Guaranty is removed.

Additionally, pursuant to the Fee Letters, the Company agreed to grant under the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended to each of Messrs. Seremet and Rosenbaum, on such date that is the earlier of the conversion of at least 25% of all currently existing convertible debt of the Company into equity, or November 8, 2009 (the earlier of such date, the “Grant Date”), an option to purchase that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) equal to 6% and 3% respectively, of the then issued and outstanding shares of Common Stock, based on a fully diluted current basis assuming those options and warrants that have an exercise price below $0.40 per share are exercised on that date but not counting the potential conversion to equity of any outstanding convertible notes that have not yet been converted and, inclusive of any options or other equity securities or securities convertible into equity securities of the Company that each may own on the Grant Date.  The options shall be issued at an exercise price equal to the fair market value of the Company’s Common Stock on the Grant Date and pursuant to the Company’s standard form of nonqualified stock option agreement; provided however that in the event the Guaranty has not been released by Wells Fargo Bank as of the date of the termination of the option due to termination of service, the option termination date shall be extended until the earlier of the date of the release of the Guaranty or the expiration of the ten year term of the option.  In addition any options owned by Messrs. Seremet and Rosenbaum as of the Grant Date with an exercise price that is higher than the exercise price of the new options shall be cancelled as of the Grant Date. The foregoing description of the Fee Letters does not purport to be complete and is qualified in its entirety by reference to the Fee Letters entered into with each of Mark Seremet and David Rosenbaum, a copy of which is attached hereto as Exhibits 10.1 and 10.2 respectively and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description
10.1	Letter Agreement, by and between Zoo Entertainment, Inc. and Mark Seremet, dated as of May 12, 2009.
10.2	Letter Agreement, by and between Zoo Entertainment, Inc. and David Rosenbaum, dated as of May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: May 18, 2009	By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer